Exhibit 1.1

Virtu Financial, Inc.

Class A Common Stock, Par Value $0.00001

Underwriting Agreement

May 10, 2018

Jefferies LLC

Morgan Stanley & Co. LLC

As representatives of the several Underwriters

named in Schedule I hereto,

c/o Jefferies LLC

520 Madison Avenue

New York, NY 10022

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

Ladies and Gentlemen:

Virtu Financial, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters, for whom you are acting as representatives (the “Representatives”), named in Schedule I hereto (the “Underwriters”) an aggregate of 8,718,750 shares of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”) of the Company (the “Primary Firm Shares”) and, at the election of the Underwriters up to 1,800,000 additional shares (the “Primary Optional Shares,” and, together with the Primary Firm Shares, the “Primary Shares”) of Class A Common Stock. In addition, the stockholders of the Company named in Schedule II hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the Underwriters an aggregate of 6,281,250 shares of Class A Common Stock (the “Secondary Firm Shares”) and, at the election of the Underwriters, up to 450,000 additional shares (the “Secondary Optional Shares,” and, together with the Secondary Firm Shares, the Secondary Shares”) of Class A Common Stock.  The aggregate Primary Shares and the Secondary Shares are herein collectively called the “Firm Shares.” The aggregate Primary Optional Shares and Secondary Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Optional Shares.” The Firm Shares and Optional Shares are herein collectively called the “Shares.” An aggregate of

2,081,250 Secondary Firm Shares (the “Stock Option Shares”) to be sold by the Selling Stockholders will be issued by the Company upon the exercise of vested options (the “Stock Options”) into shares of Class A Common Stock.  The remaining Shares to be sold by the Selling Stockholders are hereinafter referred to as the “Existing Shares.”

1.                             (A)                                        Each of the Company and Virtu Financial LLC (the “LLC”) represents and warrants to, and agrees with, each of the Underwriters and the Selling Stockholders that:

(a)                                 A registration statement on Form S-3 (File No 333-224683) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, and, excluding exhibits thereto, but including all documents incorporated by reference in the prospectus included therein, to the Representatives for each of the other Underwriters, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement or document incorporated by reference therein has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or any part thereof or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the Company’s or the LLC’s knowledge, threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Shares, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including any prospectus supplement relating to the Shares that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(d) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Shares filed with Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)                                 No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representatives expressly for use therein;

(c)                                  Any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act is hereinafter called a “Section 5(d) Communication”; and any Section 5(d) Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Section 5(d) Writing”;

(d)                                 For the purposes of this Agreement, the “Applicable Time” is 5:15 p.m. Eastern time on the date of this Agreement.  The Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Section 5(d) Writing listed on Schedule III hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus listed on Schedule III(a) hereto, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representatives expressly for use therein;

(e)                                  The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representatives expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(d) hereto;

(f)                                   From the time of the filing of the Registration Statement with the Commission (or, if earlier, the first date on which a Section 5(d) Communication was made) through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”);

(g)                                  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representatives expressly for use therein;

(h)                                 Neither the Company nor any of the Company’s direct or indirect subsidiaries (the “Subsidiaries”) has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental or self-regulatory action, order or decree, otherwise than as disclosed in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or increase in the long-term debt of the Company or any Subsidiary (other than borrowings in the ordinary course of business) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity, members’ interests or results of operations of the Company and the Subsidiaries taken as a whole (a “Material Adverse Effect”), otherwise than as disclosed in the Pricing Prospectus;

(i)                                     The Company and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus or such as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as disclosed in the Pricing Prospectus, any real property and buildings held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions do not interfere with the use made and proposed to be made of such property and buildings by the Company and the Subsidiaries, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(j)                                    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(k)                                 The LLC has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; the LLC has all necessary limited liability company power and authority to own and hold its properties and conduct its business as described in the Pricing  Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified or in good standing in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(l)                                     (i) The Company has an authorized capitalization as set forth in the Pricing Prospectus, (ii) all of the shares of Class A Common Stock, shares of Class B common stock, par value $0.00001 per share, shares of Class C stock, par value $0.00001 per share, and shares of Class D common stock, par value $0.00001 per share, have been duly and validly authorized; (iii) the (A) Existing Shares are, (B) Primary Shares will be, when issued and delivered against payment therefore as provided herein, and (C) Stock Option Shares will be, when issued and delivered against payment upon the exercise of vested stock options into shares of Class A Common Stock, duly and validly issued, fully paid and non-assessable and conform in all material respects to the Description of the Capital Stock contained in the Pricing Prospectus and the Prospectus; and (iv) all of the LLC Units (the “LLC Units”) have been duly and validly issued;

(m)                             Schedule V to this Agreement includes a true and complete list of each Subsidiary that is a “Significant Subsidiary” (as such term is defined in Rule 1.02(w) of Regulation S-X) (each, a “Significant Subsidiary”), including the jurisdiction of incorporation or formation of such Significant Subsidiary; each Significant Subsidiary has been duly incorporated or organized and is validly existing as a corporation or other legal entity and, to the extent applicable, in good standing under the laws of its jurisdiction of incorporation or organization; and all of the issued shares of capital stock or membership or other equity interests of each Significant Subsidiary have been duly and validly authorized and issued, are, in the case of the capital stock of U.S. corporations, fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims (other than transfer restrictions imposed by the Act, the securities or Blue Sky laws imposed by certain jurisdictions, the limited liability company agreement of the LLC and security interests granted pursuant to the agreements governing the Company’s and the Subsidiaries’ outstanding indebtedness);

(n)                                 The issuance and sale of the Primary Shares, the issuance of the Stock Option Shares, the sale of the Secondary Shares by the Selling

Stockholders and the compliance by the Company and the LLC with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, or (B) result in any violation of (1) the provisions of the Certificate of Incorporation or by-laws of the Company or the articles or certificate of formation and the limited liability company agreement of the LLC or (2) any statute or any order, rule or regulation of any court, governmental agency, self-regulatory organization or body having jurisdiction over the Company or any Subsidiary or any of their properties, except, in the case of clauses (A) and (B)(2), for any conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise affect the validity of the Shares; and no consent, approval, authorization, order, registration or qualification of or with any such court, governmental agency, self-regulatory organization or body is required for the issue of the Primary Shares and the Stock Option Shares or the sale of the Secondary Shares by the Selling Stockholders and the consummation by the Company and the LLC of the transactions contemplated by this Agreement, except the registration under the Act of the Shares, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, registrations or qualifications as (i) may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters or (ii) will have been obtained or made on or prior to the closing of the offering;

(o)                                 Neither the Company nor any Subsidiary is (A) in violation of its certificate of incorporation or by-laws, certificate of formation, any limited liability company agreement, any limited partnership agreement or other formation documents, as applicable, or (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (B), for such defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(p)                                 The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of the Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the captions “Material U.S. Federal Tax Considerations” and “Organizational Structure”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(q)                                 Other than as disclosed in the Pricing Prospectus, there are no legal, governmental or self-regulatory proceedings pending to which the

Company or any Subsidiary is a party or of which any property of the Company or any Subsidiary is the subject which, if determined adversely to the Company or any Subsidiary, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or self-regulatory organizations or threatened by others;

(r)                                    Neither the Company nor the LLC is and, after giving effect to the offering and sale of the Primary Shares and the application of the proceeds thereof, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended;

(s)                                   At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(t)                                    (i) Deloitte & Touche LLP, who has certified certain financial statements of the Company and the LLC included in the Pricing Prospectus, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder; and (ii) PricewaterhouseCoopers LLP, who has certified certain financial statements of Virtu KCG Holdings LLC (f/k/a KCG Holdings, Inc.) included in the Pricing Prospectus, is an independent public accountant as required by the Act and the rules and regulations of the Commission thereunder

(u)                                 Each of the Company and the LLC maintains a system of internal controls over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  Except as disclosed in the Pricing Prospectus and the Prospectus, (i) the Company’s and the LLC’s internal controls over financial reporting are effective, (ii) neither the Company nor the LLC is aware of any material weaknesses in its internal controls over financial reporting and (iii) since the end of the most recent audited fiscal year for which financial statements are included in the Pricing Prospectus, to the knowledge of the Company, there has not been any significant deficiency or material weakness in the Company’s or the LLC’s internal controls over financial reporting (whether or not remediated);

(v)                                 Except as disclosed in the Pricing Prospectus and the Prospectus, since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s or the LLC’s internal controls over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or the LLC’s, as applicable, internal controls over financial reporting;

(w)                               Except as disclosed in the Pricing Prospectus and the Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) designed to ensure that material information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is made known to the Company’s principal executive officer and principal financial officer by others within those entities; the Company will carry out evaluations, under the supervision and with the participation of management of the effectiveness of the design and operation of the Company’s disclosure controls and procedures in accordance with Rule 13a-15(e) of the Exchange Act;

(x)                                 This Agreement has been duly authorized, executed and delivered by the Company and the LLC;

(y)                                 The consolidated financial statements, including the notes and supporting schedules thereto, included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the consolidated financial position at the dates indicated and the cash flows and results of operations for the periods indicated of the Company and the LLC, as applicable, and their respective consolidated subsidiaries. Such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods presented.  The pro forma financial statements and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.  Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus and the Prospectus under the Act or the rules and regulations promulgated thereunder;

(z)                                  The Company and the Subsidiaries own, possess or license, or can acquire on reasonable terms, sufficient rights to use all trademarks, service marks, trade names, trade dress, domain names (including all goodwill associated with the foregoing), patents, inventions, copyrights, software (including trading algorithms and related code), know-how, trade secrets (including all registrations and applications for registration of any of the foregoing, to the extent applicable) and all other similar types of intellectual property rights (collectively, “Intellectual Property”) material to the conduct of their respective businesses as conducted and proposed to be conducted, and the conduct of the businesses of the Company and the Subsidiaries has not infringed, misappropriated or otherwise conflicted with any Intellectual Property rights of others in any respect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Neither the Company nor any Subsidiary has received any notice of any claim of infringement, misappropriation or conflict with any Intellectual Property of others, or any notice challenging the validity, scope, or enforceability of any Intellectual Property or its rights therein, except in each case as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and the Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the Company or the Subsidiaries, and no such trade secrets or confidential information have been disclosed other than to parties who are bound by written confidentiality agreements, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(aa)                          The computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, cables and links and all other information technology equipment owned, licensed, leased or otherwise used by the Company or the Subsidiaries operate in a manner that permits the Company and the Subsidiaries to conduct their respective businesses as currently conducted, and the Company and the Subsidiaries have implemented reasonable backup and disaster recovery systems and technology with respect to the foregoing, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(bb)                          Other than as disclosed in the Pricing Prospectus and the Prospectus, none of the following events has occurred or exists: (A) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (B) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to any Plan; or (C) any violation of law or applicable qualification standards, with respect to any Plan, except, in the case of (A), (B) and (C), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than as set forth in the Pricing Prospectus and the Prospectus, none of the following events has occurred or is reasonably likely to occur: (A) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Company and the Subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and the Subsidiaries; (B) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and the Subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and the Subsidiaries; (C) liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any Plan; or (D) the filing of a material claim by one or more employees or former employees of the Company or any Subsidiary related to their employment, except, in the case of (A), (B), (C) and (D), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company or any Subsidiary may have any liability;

(cc)                            (A) There are no strikes or other labor disputes against the Company or any Subsidiary pending or, to the knowledge of the Company, threatened; and (B) hours worked by and payment made to employees of the Company and the Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable laws dealing with such matters, except, in the case of (A) and (B), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect;

(dd)                          The Company and the Subsidiaries possess all licenses, permits, certificates, registrations, memberships and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Pricing Prospectus (“Permits”), except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Company and the Subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit except, in each case, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ee)                            The business of each of the Company and the Subsidiaries has been conducted in compliance with all applicable federal, state, and foreign laws, rules and regulations governing transactions in securities, futures, and other financial instruments, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(ff)                              Other than Virtu Advisors LLC, which is duly registered as a commodity pool operator under the Commodity Exchange Act of 1936, as amended (the “Commodity Exchange Act”), none of the Company or any of the Subsidiaries (A) is or has been registered, (B) is required or has been required to be registered or (C) as a result of the transactions contemplated by this Agreement, will be required to register as an investment adviser under the Investment Advisers Act of 1940, as amended, or as a commodity trading advisor, a commodity pool operator, a swap dealer, or a futures commission merchant under the Commodity Exchange Act, or as a broker or a dealer under the Exchange Act or the rules and regulations thereunder, except to the extent that any failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Virtu Financial BD LLC and Virtu Financial Capital Markets LLC (each, a “Virtu BD”) is each registered with the Commission as a broker-dealer and Virtu Financial Global Markets LLC is registered with the Commodity Futures Trading Commission as a floor trader;

(gg)                            Each Virtu BD is registered as a broker-dealer with the Commission, is a member in good standing of each self-regulatory organization of which it is required to be a member, and is duly registered or qualified as a broker-dealer in each jurisdiction where the conduct of its business requires such registration or qualification, and such registrations, memberships or qualifications have not been suspended, revoked or rescinded and remain in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All persons associated with each Virtu BD are duly registered with any self-regulatory organization and each jurisdiction where the association of such persons with the Virtu BD requires such registration, and such registrations have not been suspended, revoked or rescinded and remain in full force and effect, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Other than with respect to customers that are Subsidiaries, the business activities engaged in by the Virtu BDs do not involve the handling of customer funds or securities. The broker-dealer operations of the Virtu BDs have been conducted in compliance with all applicable requirements of the Exchange Act and the rules and regulations of the Commission and each applicable self-regulatory organization and state securities regulatory authority, including with respect to its implementation and maintenance of risk management controls and supervisory procedures in compliance with Rule 15c3-5 under the Exchange Act, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(hh)                          Except as disclosed in the Pricing Prospectus and the Prospectus, there are no contracts, agreements or understandings between the Company or any Subsidiary and any person granting such person the right to require the Company or any Subsidiary to file a registration statement under the Act with respect to any securities of the Company or any Subsidiary;

(ii)                                  Neither the Company nor any Subsidiary has taken or will take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares (except that no representation is made hereto as to the activities of the Underwriters and their affiliates);

(jj)                                Nothing has come to the attention of any executive officer of the Company that has caused such persons to believe that the statistical, industry-related and market-related data included in the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from estimates and sources which the Company reasonably believes are reliable and accurate in all material respects;

(kk)                          Each of the Company and the Subsidiaries has filed all income and other material tax returns required to be filed through the date hereof or have requested extensions (except where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all income and other taxes required to be paid, except for cases in which the failure to pay would not have a Material Adverse Effect or cases in which any taxes are being contested in good faith in appropriate proceedings and for which adequate reserves have been established in accordance with U.S. GAAP; except as otherwise disclosed in the Pricing Prospectus and the Prospectus, there is no tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any Subsidiary or any of their respective properties or assets, which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; for purposes of this paragraph, taxes and tax deficiencies include all assessed taxes, and interest and penalties with respect to any of the foregoing;

(ll)                                  The Company and the Subsidiaries have such insurance or self-insurance as are, and in amounts that, in the Company’s reasonable judgment, prudent and customary in the business in which they are engaged and insures against such losses and risks as are adequate to protect the Company and the Subsidiaries and their respective businesses, except where the failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not reasonably be expected to have a Material Adverse Effect or to provide self-insurance as may be necessary to continue its business;

(mm)                  Except as disclosed in the Pricing Prospectus and the Prospectus, none of the Company or any Subsidiary is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(nn)                          None of the Company, any Subsidiary or, to the knowledge of the Company, any director, employee, agent, affiliate or other person associated with or acting on behalf of the Company or any Subsidiary has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption law; or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.  The Company and each Subsidiary have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws;

(oo)                          The operations of the Company and the Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding or, to the knowledge of the Company and the LLC, investigation by or before any court or governmental agency, authority or body, self-regulatory organization or any arbitrator, involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and

(pp)                          None of the Company, the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authorities (collectively, “Sanctions”), nor is the Company or any Subsidiary located, organized or resident in a country or territory that is the subject of Sanctions.  The Company will not, directly or indirectly, use the proceeds of the issuance and sale of the Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) to fund any activities of or business with any person that, at the time of such funding, is the subject of Sanctions, or is in Burma/Myanmar, Crimea, Iran, Libya, North Korea or in any other country or territory that, at the time of such funding, is the subject of Sanctions, or (ii) in any other manner that will result in any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) becoming the subject of Sanctions.

(B)                   Each of the Selling Stockholders severally and not jointly represents and warrants to, and agrees with, each of the Underwriters, the Company and the LLC that:

(a)                                 All approvals and authorizations necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement and (or, upon the exercise of the Stock Options into Stock Option Shares, will have full right, power and authority) to sell, assign, transfer and deliver the Secondary Shares to be sold by such Selling Stockholder hereunder;

(b)                                 The sale of the Secondary Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound, (B) nor will such action result in any violation of (1) the provisions of the certificate of incorporation, the bylaws, the articles or certificate of formation, the limited partnership agreement, the limited liability company agreement or other similar constitutive documents, as applicable, of such Selling Stockholder or (2) any statute or any order, rule or regulation applicable to such Selling Stockholder of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any of its subsidiaries, except, in the cases of clauses (A) and (B)(2) for any conflict, breach, violation or default that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Selling Stockholder to consummate the transactions contemplated herein; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement and the consummation by such Selling Stockholder of the transactions contemplated by this Agreement in connection with the Secondary Shares to be sold by such Selling Stockholder hereunder, except the registration under the Act of the Secondary Shares, the approval by FINRA of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(c)                                  Such Selling Stockholder (A) selling Stock Option Shares has good and valid title to, or a valid “security entitlement” within the meaning of Section 8-

501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Stock Options, and immediately prior to the First Time of Delivery (as defined in Section 4 hereof) will have, good and valid title to the Stock Option Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims or (B) selling Existing Shares has, and immediately prior to each Time of Delivery, will have good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the UCC in respect of, the Existing Shares to be sold by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or claims;

(d)                                 Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Secondary Shares;

(e)                                  To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder pursuant to Item 7 of Form S-3 expressly for use therein, such Registration Statement and Preliminary Prospectus did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, it being understood and agreed that the only information furnished by such Selling Stockholder pursuant to Item 7 of form S-3 consists of the name of such Selling Stockholder and the address and other information with respect to such Selling Stockholder that appears under the caption “Principal and Selling Stockholders” in the Registration Statement, any Preliminary Prospectus, the Prospectus, any Free Writing Prospectus and any amendment or supplement thereto;

(f)                                   In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated, such Selling Stockholder will deliver to the Representatives prior to or at the First Time of Delivery a properly completed and executed United States Treasury Department Form W-9 or applicable Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof); and

(g)                                  Solely for purposes of assisting each Underwriter in relying on the exception from fiduciary status under U.S. Department of Labor Regulations set forth in Section 29 CFR 2510.3-21(c)(1), each Selling Stockholder represents and warrants that either:

(i) it is not (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (3) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise; or

(ii) if it is a plan, account or entity described in (1), (2) or (3) of clause (i) above, a fiduciary acting on its behalf is causing such Selling Stockholder to enter into this Agreement and the transactions contemplated hereby and such fiduciary: (a) is an entity specified in Section 29 CFR 2510.3-21(c)(1)(i)(A)-(E); (b) is independent (for purposes of Section 29 CFR 2510.3-21(c)(1)) of each Underwriter; (c) is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including such Selling Stockholder’s transactions with each Underwriter hereunder; (d) has been advised that, with respect to each Underwriter, neither the Underwriter nor any of its respective affiliates has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with such Selling Stockholder’s transactions with the Underwriter contemplated hereby; (e) is a “fiduciary” under Section 3(21)(a) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable, with respect to, and is responsible for exercising independent judgment in evaluating, such Selling Stockholder’s transactions with each Underwriter contemplated hereby; and (f) understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests, described in the Pricing Prospectus and the Prospectus, and understands, acknowledges and agrees that no such fee or other compensation is a fee or other compensation for the provision of investment advice, and that none of the Underwriters nor any of their respective affiliates, nor any of their respective directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from such Selling Stockholder or such fiduciary for the provision of investment advice (rather than other services) in connection with such Selling Stockholder’s transactions with each Underwriter contemplated hereby.

2.                             Subject to the terms and conditions herein set forth, (a) the Company and each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at a purchase price per share of $27.16, the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company and each of the Selling Stockholders as set forth opposite their respective names in Schedule II hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company and all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company and the Selling Stockholders, as and to the extent indicated in Schedule II hereto agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company and each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company and each of the Selling Stockholders hereby grant to the Underwriters the right to purchase at their election up to the number of Optional Shares as set forth opposite their respective names in Schedule II, at the purchase price per share set forth in the paragraph above.  Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, no earlier than two and no later than five business days after the date of such notice.  No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.  The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.

3.                             Upon the authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

4.                             (a) The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company and the Selling Stockholders shall be delivered by or on behalf of the Company or the Selling Stockholders to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Company or the Selling Stockholders, as applicable, to the Representatives at least forty-eight hours in advance.  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on May 15, 2018 or such other time and date as the Representatives and the Company may agree upon in writing and, with respect to the Optional Shares, 9:30 a.m., New York City time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery.”

(b)                                 The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof, will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC at the Time of Delivery.  A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                             The Company agrees with each of the Underwriters:

(a)                                 To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the First Time of Delivery which shall be reasonably disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433 under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Shares by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)                                 To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) completion of the 90-day restricted period referred to in Section 5(g) hereof;

(c)                                  If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form reasonably approved by the Representatives promptly after reasonable notice thereof and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by the Representatives promptly after reasonable notice thereof;

(d)                                 Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or subject itself to taxation for doing business in any jurisdiction;

(e)                                  Prior to 5:00 p.m., New York City time, on the second New York Business Day after the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is, based on the advice of counsel, required at any time prior to the expiration of nine months after the time of issue of the

Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon the Representatives’ request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f)                                   To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)                                  During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock (including any LLC Units) or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Stock upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, (C) the issuance by the Company of options to purchase shares of Stock and other equity incentive compensation, including restricted stock or restricted stock units, under stock option or similar plans described in the Prospectus or under stock option or similar plans of companies acquired by the Company in effect on the date of acquisition, (D) any shares of Stock issued upon the exercise of options granted under such stock option or similar plans described in the Prospectus or under stock option or similar plans of companies acquired by the Company in effect on the date of acquisition, (E) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of such stock option or similar plans and (F) the issuance by the Company of Stock or securities convertible into Stock in connection with an acquisition or business combination (including the filing of a registration statement on Form S-4 or other appropriate form with respect thereto), provided that the aggregate number of shares of Stock issued pursuant to this clause (F) during the Lock-Up Period shall not exceed 5% of the total number of shares of Stock issued and outstanding on the closing date of the offering, and provided further that, in the case of any issuance pursuant to this clause (F), any recipient of shares of Stock shall have executed and delivered to the Representatives a lock-up agreement in the form attached as Annex I without the prior written consent of the Representatives;

(h)                                 To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i)                                     If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(j)                                    Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

6.                                      (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Selling Stockholder represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) hereto;

(b)                                 The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Section 5(d) Communications, other than Section 5(d) Communications with the prior consent of the Representatives with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Section 5(d) Writings, other than those distributed with the prior consent of the Representatives that are listed on Schedule III(b) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Section 5(d) Communications;

(c)                                  The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(d)                                 Each Underwriter represents and agrees that any Section 5(d) Communications undertaken by it were with entities that are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a) under the Act;

(e)                                  The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Section 5(d) Writing any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Section 5(d) Writing would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Section 5(d) Writing or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus or Section 5(d) Writing made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of an Underwriter through the Representatives expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S–3 as set forth in Section 1(B)(e) hereof.

7.                                      The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing this Agreement, the Blue Sky Memorandum and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(d) hereof, including the reasonable and documented out-of-pocket fees and disbursements of one firm of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the NASDAQ Stock Market LLC (the “Exchange”); (v) the filing fees incident to, and the reasonable and documented out-of-pocket fees and disbursements of one firm of counsel for the Underwriters in connection with, any required review by FINRA, of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates, if applicable; (vii) the cost and charges of any transfer agent or registrar; (viii) the reasonable fees and disbursements of counsel for the Selling Stockholders; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that reimbursements to the Underwriters, if any, shall be limited to expenses actually incurred; provided, further that in the case of clauses (iii) and (v) hereof the Company shall not be required to reimburse fees and expenses of counsel for the Underwriters in excess of $25,000 in the aggregate.

Each Selling Stockholder will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder.  In connection with the preceding sentence, the Representatives agree to pay New York State stock transfer tax, and each Selling Stockholder agrees to reimburse the Representatives for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section, and Sections 9, 10 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees and disbursements of their counsel, stock transfer taxes on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.  For the avoidance of doubt, the Company shall not be responsible for the underwriting discounts and commissions relating to the sale of the Secondary Shares, which shall be payable by the Selling Stockholders.

The provisions of this Section 7 shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves, including, without limitation, the amended and restated registration rights agreement, dated as of April 20, 2017, by and among the Company, the Selling Stockholders and the other parties thereto.

8.                                      The obligations of (i) the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of each Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their obligations hereunder theretofore to be performed, (ii) each Selling Stockholder hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in such Selling Stockholder’s discretion, to the condition that all representations and warranties and other statements of the Company and each other Selling Stockholder herein are, at and as of each Time of Delivery, true and correct, the condition that each of the Company and each other Selling Stockholder shall have performed all of its obligations hereunder theretofore to be performed, (iii) and the following additional conditions:

(a)                                 The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433 under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the Company’s knowledge, threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)                                 Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions, dated scuh Time of Delivery, in form and substance reasonably satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                                  Paul, Weiss, Rifkind, Wharton & Garrison LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, each dated such Time of Delivery, in substantially the form attached as Annex II(a) and II(b) hereto;

(d)                                 Justin Waldie, general counsel of the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in substantially the form attached as Annex III hereto;

(e)                                  Paul, Weiss, Rifkind, Wharton & Garrison LLP, Shearman & Sterling LLP and WongPartnership LLP, as respective counsel for the Selling Stockholders, shall have each furnished to the Representatives their written opinion, dated such Time of Delivery, as applicable, in substantially the form attached as Annex IV(a), Annex IV(b) and Annex IV(c) hereto;

(f)                                   On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Deloitte & Touche LLP and PricewaterhouseCoopers LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives;

(g)                                  (i) Neither the Company nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court, governmental or self-regulatory action, order or decree, otherwise than as disclosed in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus, there shall not have been any change in the capital stock or long-term debt of the Company or any Subsidiary or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and the Subsidiaries, taken as a whole, otherwise than as disclosed in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)                                 On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s or any Subsidiary’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s or any Subsidiary’s debt securities;

(i)                                     On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal, New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(j)                                    The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(k)                                 The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each director, officer and stockholder of the Company listed on Schedule VI hereto, substantially to the effect set forth in Annex I hereof in form and substance satisfactory to the Representatives;

(l)                                     The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses prior to 5:00 p.m., New York City time, on the second New York Business Day after the date of this Agreement;

(m)                             Each of the Company and the LLC shall have furnished or caused to be furnished to the Representatives at the Time of Delivery certificates of officers of the Company and the LLC, respectively, reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and the LLC, respectively, herein at and as of the Time of Delivery, as to the performance by the Company and the LLC of all of their respective obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Representatives may reasonably request; and

(n)                                 Each Selling Stockholder shall have furnished or caused to be furnished to the Representatives at each Time of Delivery a certificate signed on behalf of such Selling Stockholder reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of such Selling Stockholder herein at and as of such Time of Delivery and as to the performance by such Selling Stockholder of all of their obligations hereunder to be performed at or prior to such Time of Delivery.

9.                                      (a) The Company and the LLC will jointly and severally indemnify and hold harmless each Underwriter and Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433 under the Act, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Selling Stockholder for any legal or other expenses reasonably incurred by such Underwriter or Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the LLC shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives or by or on behalf of a Selling Stockholder as set forth in Section 1(B)(e) hereof, in each case expressly for use therein.

(b)                                 Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or any Section 5(d) Writing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto or any Issuer Free Writing Prospectus, or any Section 5(d) Writing, in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder as set forth in Section 1(B)(e) hereof expressly for use therein; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Each Underwriter will indemnify and hold harmless the Company, the LLC and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company, the LLC and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company, the LLC or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)                                 Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. No indemnified party shall, without the written consent of the indemnifying party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder, and no indemnifying party shall be liable for any settlement or compromise of, or consent to the entry of judgment with respect to, any such action or claim effected without its consent, in each case which consent shall not be unreasonably withheld.

(e)                                  If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company, the LLC and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, the LLC and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company, the LLC and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by each of the Company, the LLC and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the LLC or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company, the LLC, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)                                   The Selling Stockholders’ obligations in subsection (e) above to contribute are several in proportion to their respective net proceeds (before deducting expenses) received by such Selling Stockholder from the sale of its Shares hereunder and not joint.  In no event shall any Selling Stockholder’s obligations under this Section 9 exceed the net proceeds (before deducting expenses) attributable to such Selling Stockholder from the sale of its Shares hereunder.

(g)                                  The obligations of the Company, the LLC and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company, the LLC and to each person, if any, who controls the Company, the LLC or any Selling Stockholder within the meaning of the Act.

10.                               (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at the Time of Delivery, the Representatives may in the Representatives’ reasonable discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, the Representatives notify the Company and the Selling Stockholders that the Representatives have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company or the Selling Stockholders shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                                 If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Selling Stockholders or the Company, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                               The respective indemnities, agreements, representations, warranties and other statements of the Company, the LLC, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, the LLC or any of the Selling Stockholders, or any officer or director or controlling person of the Company or the LLC, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12.                               If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Company or the Selling Stockholders as provided herein, the Company or the Selling Stockholders, as applicable, will reimburse the Underwriters through the Representatives for all reasonable and documented out-of-pocket expenses approved in writing by the Representatives, including reasonable and documented out-of-pocket fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter in respect of the Shares not so delivered except as provided in Sections 7 and 9 hereof.

13.                               In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly; and in all dealings with any Selling Stockholder hereunder, the Representatives and the Company shall be entitled to act and rely upon any statement, request, notice or agreement made by or on behalf of such Selling Stockholder.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives in care of Jefferies LLC, 520 Madison Avenue, New York, NY 10022 (fax: 646-619-4437); Attention: General Counsel and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to Havelock Fund Investments Pte Ltd shall be delivered or sent by mail, telex or facsimile transmission in care of Temasek Holdings (Private)

Limited, 60B Orchard Road #06-18 Tower 2, The Atrium@Orchard, Singapore 238891 (fax: +65 6821-1173) Attention: Pradyumna Argrawal, with a copy for informational purposes only to Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York 10022, Attention: Harald Halbhuber, Esq.; and if to the Company, the LLC, Vincent Viola or TJMT Holdings LLC shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy for informational purposes only to Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 (fax: 212-492-0025), Attention: John C. Kennedy, Esq.; and if to any stockholder that has delivered a lock-up letter described in Section 8(k) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule IV hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(d) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.                               This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the LLC and the Selling Stockholders and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company, the LLC and the Selling Stockholders and each person who controls the Company, the LLC, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                               Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C.  is open for business.

16.                               Each of the Company, the LLC and the Selling Stockholders acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, the LLC and the Selling Stockholders, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, the LLC or any Selling Stockholder, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, the LLC or any Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, the LLC or any Selling Stockholder on other matters) or any other obligation to the Company, the LLC or any Selling Stockholder except the obligations expressly set forth in this Agreement and (iv) the Company, the LLC and each Selling Stockholder has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the Company, the LLC and each Selling Stockholder agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Selling Stockholder in connection with such transaction or the process leading thereto.

17.                               This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the LLC, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof. Nothing in this Agreement shall affect the Company’s obligations to the Selling Stockholders under any registration rights agreement they may be party to, including with respect to the payment of expenses.

18.                               THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  Each of the Company, the LLC, the Selling Stockholders and the Underwriters agrees that any suit or proceeding arising in respect of this agreement or the Representatives’ engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and each of the Company, the LLC, the Selling Stockholders and the Underwriters agrees to submit to the jurisdiction of, and to venue in, such courts.

19.                               Each of the Company, the LLC, each Selling Stockholder and each Underwriter hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                               This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.                               Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company, the LLC and each of the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company, the LLC and each of the Selling Stockholders.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company, the LLC and the Selling Stockholders for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature pages follow]

Very truly yours,

VIRTU FINANCIAL, INC.

By:	/s/ Douglas A. Cifu
Name: Douglas A. Cifu
Title: Chief Executive Officer

VIRTU FINANCIAL LLC

By:	/s/ Douglas A. Cifu
Name: Douglas A. Cifu
Title: Chief Executive Officer

[Signature Page to Underwriting Agreement]

Very truly yours,

TJMT Holdings LLC

By:	/s/ Michael Viola
Name: Michael Viola
Title: Class B Managing Member

Vincent Viola

/s/ Vincent Viola

[Signature Page to Underwriting Agreement]

Very truly yours,

Havelock Fund Investments Pte Ltd

By:	/s/ Png Chin Yee
Name: Png Chin Yee
Title: Authorized Signatory

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Jefferies LLC

JEFFERIES LLC

By:	/s/ Michael A. Bauer
Name: Michael A. Bauer
Title: Managing Director

On behalf of each of the Underwriters

Morgan Stanley & Co. LLC

MORGAN STANLEY & CO. LLC

By:	/s/ Michael Occi
Name: Michael Occi
Title: Executive Director

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised

Jefferies LLC	5,775,000	866,250

Morgan Stanley & Co. LLC	5,775,000	866,250

Sandler O’Neill & Partners, L.P.	3,000,000	450,000

BMO Capital Markets Corp.	450,000	67,500
Total	15,000,000	2,250,000

SCHEDULE II

	Total Number of Firm Shares to be Sold	Number of Optional Shares to be Sold if Maximum Option Exercised

The Company	8,718,750	1,800,000

The Selling Shareholders

TJMT Holdings LLC	1,000,000	0

Vincent Viola	2,281,250	0

Havelock Fund Investments Pte Ltd	3,000,000	450,000
Total	15,000,000	2,250,000

SCHEDULE III

(a)                     Issuer Free Writing Prospectuses: None.

(b)                     Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The public offering price per share for the Shares is $28.00.

The number of Shares purchased by the underwriters is 15,000,000.

(c)                      Section 5(d) Writings: None.

(d)                     None.

SCHEDULE IV

Name of Stockholder	Address
TJMT Holdings LLC	c/o Virtu Financial, Inc. 300 Vesey Street New York, New York 10282
Vincent Viola	c/o Virtu Financial, Inc. 300 Vesey Street New York, New York 10282
Havelock Fund Investments Pte Ltd	c/o Temasek Holdings (Private) Limited 60B Orchard Road #06-18 Tower 2 The Atrium@Orchard Singapore 238891

SCHEDULE V

Significant Subsidiaries

	Name	Jurisdiction of Organization
1.	Virtu Financial LLC	Delaware
2.	VFH Parent LLC	Delaware
3.	Virtu Financial Operating LLC	Delaware
4.	Virtu Financial Global Markets LLC	Delaware
5.	Virtu Financial BD LLC	Delaware
6.	Virtu Intermediate Holdings LLC	Delaware
7.	Virtu Intermediate Holdings II LLC	Delaware
8.	Virtu Financial Capital Markets LLC	New York
9.	Virtu Financial Europe Limited	Dublin
10.	Virtu Financial Ireland Limited	Dublin
11.	Virtu Financial Ireland Holdings Limited	Dublin
12.	Virtu Financial Global Services Singapore Pte Ltd.	Singapore
13.	Virtu Financial Singapore Pte Ltd.	Singapore
14.	Virtu Financial Asia Pty Limited	Sydney
15.	Virtu KCG Holdings LLC	Delaware
16.	Virtu Knight Capital Group LLC	Delaware
17.	Virtu Strategic Holdings LLC	Delaware
18.	Virtu Americas LLC	Delaware
19.	KCG Europe Limited	England and Wales
20.	Virtu GETCO, LLC	Illinois
21.	Global Colocation Services LLC	Delaware
22.	Virtu GETCO Holding Company LLC	Delaware
23.	KCG Asia Pacific Pte. Ltd.	Singapore

SCHEDULE VI

Lock-Up Parties

Vincent Viola

Douglas A. Cifu

Robert Greifeld

General John Philip Abizaid (Ret.)

William F. Cruger, Jr.

John D. Nixon

Christopher C. Quick

John F. (Jack) Sandner

Michael T. Viola

Glenn Hutchins

Joseph J. Grano, Jr.

Joseph Molluso.

Stephen Cavoli

Cifu 2011 Family Trust

Havelock Fund Investments Pte Ltd

Aranda Investments Pte. Ltd.

TJMT Holdings LLC

Virtu Employee Holdco LLC

Virtu Ireland Employee Holdco Limited

North Island Holdings I, LP

ANNEX I

FORM OF LOCK-UP AGREEMENT

Virtu Financial, Inc.

Lock-Up Agreement

May    , 2018

Re:  Virtu Financial, Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Jefferies LLC and Morgan Stanley & Co. LLC, as Representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the “Underwriters”), with Virtu Financial, Inc., a Delaware corporation (the “Company”), providing for a public offering of shares of Class A common stock, par value $0.00001 per share (the “Class A Common Stock”) of the Company (the “Shares”) pursuant to a Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).  The undersigned further understands that the Company is authorized to issue, in addition to the Class A Common Stock, shares of Class B common stock, par value $0.00001 per share (the “Class B Common Stock”), shares of Class C stock, par value $0.00001 per share (the “Class C Common Stock”), and shares of Class D common stock, par value $0.00001 per share (the “Class D Common Stock” and, collectively with the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, the “Common Stock”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock or any membership interests of Virtu Financial LLC (the “LLC”), or any options or warrants to purchase any shares of Common Stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock or any membership interests of the LLC, whether now owned or hereinafter acquired, owned directly (including holding as a custodian) or beneficially owned within the rules and regulations of the SEC (collectively, the “Securities” and any such Securities owned by the undersigned, the “Undersigned’s Securities”). The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from the Shares.  If the undersigned is an officer or director of the issuer, the undersigned further agrees that the foregoing provisions shall be equally applicable to any issuer-directed Shares the undersigned may purchase in the offering.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 90 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities (i) as a bona fide gift, gifts, or charitable contributions, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any beneficiary or immediate family member of the undersigned or any trust, limited liability company, partnership or corporation for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that such beneficiary, trust, limited liability company, partnership, corporation or immediate family member, as applicable, agrees to be bound in writing by the restrictions set forth herein, and provided, further that any such transfer shall not involve a disposition for value, (iii) to any beneficiary of or estate of a beneficiary of the undersigned pursuant to a trust, will or other testamentary document or applicable laws of descent, provided that the beneficiary or the estate of a beneficiary thereof agrees to be bound in writing by the restrictions set forth herein, and provided, further that any such transaction shall not involve a disposition for value and that no public report or filing (including those under Section 16(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than a Form 5 required to be filed) reporting a reduction in beneficial ownership of securities shall be required or voluntarily made during the Lock-Up Period, (iv) to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing arrangement for the benefit of the undersigned and/or its affiliates, provided that any such pledgee or other party shall, upon foreclosure on the pledged Securities, execute and deliver to the Representatives an agreement in the form of this Lock-Up Agreement, or (v) with the prior written consent of the Representatives on behalf of the Underwriters.  In addition, notwithstanding the foregoing, the undersigned may exercise any warrants, convert convertible securities, exercise options granted pursuant to the Company’s or its affiliates stock option/incentive plans or otherwise outstanding on the date hereof or the date of the Underwriting Agreement, provided that the restrictions of this Lock-Up Agreement shall apply to any Securities issued upon such exercise or conversion.  For purposes of this Lock-Up Agreement,

“immediate family” shall mean any relationship by blood, domestic partnership, marriage or adoption, not more remote than first cousin.

In addition, notwithstanding the foregoing, (i) if the undersigned is a corporation, partnership, limited liability company or other entity, (A) the entity may transfer the Undersigned’s Securities to another corporation, partnership, limited liability company or other entity that is an affiliate (as defined under Rule 12b-2 of the Exchange Act) of the undersigned or (B) the entity may make any distribution or dividend to equity holders (including, without limitation, general or limited partners, members, stockholders or affiliates) of the undersigned (including upon the liquidation and dissolution of the undersigned pursuant to a plan of liquidation approved by the undersigned’s equity holders), (ii) if the undersigned is a trust, the undersigned may transfer the Undersigned’s Securities to a grantor or beneficiary of the trust and (iii) if the undersigned is an individual, the undersigned may transfer to any corporation, partnership, limited liability company or other entity that is wholly-owned by the undersigned and/or by members of the undersigned’s immediate family; provided, however, that in any such case, it shall be a condition to the transfer that the transferee or distributee execute an agreement stating that the transferee or distributee is receiving and holding such Securities subject to the provisions of this Lock-Up Agreement, and there shall be no further transfer of such Securities except in accordance with this Lock-Up Agreement, and provided, further that any such transfer shall not involve a disposition for value and that no filings under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of Stock shall be required or shall be voluntarily made in respect of the transfer or distribution (other than a Form 5 required to be filed in 2018).

Notwithstanding the foregoing, it is understood and agreed that this Lock-Up Agreement shall not apply to (a) the sale of any Class A Common Stock to the Underwriters pursuant to the Underwriting Agreement (b) the sale of any membership interests of the LLC and shares of Class D common stock to the Company or any of its subsidiaries in connection with the purchase of such membership interests of the LLC and shares of Class D common stock from the undersigned by the Company or any of its subsidiaries with the net proceeds of the public offering pursuant to the Registration Statement, (c) the exercise of an option or warrant to the extent the securities acquired upon exercise are sold pursuant to the terms of the Underwriting Agreement, (d) any exchange of membership interests of the LLC and a corresponding number of shares of the Class C Common Stock or the Class D Common Stock, as the case may be, for shares of the Class A Common Stock or the Class B Common Stock, as applicable, in accordance with the Exchange Agreement entered into by and among the Company, the LLC and the holders of membership interests in the LLC in connection with the reorganization transactions described in the Registration Statement, (e) the redemption by the Company, the LLC or their affiliates of (i) Securities held by or on behalf of an employee in connection with the termination of such employee’s employment or (ii) involuntarily transferred Securities, in each case, in accordance with the limited liability company agreement of the LLC, Virtu Employee Holdco LLC or Virtu East MIP LLC, (f) the repurchase of Securities by the Company, not at the option of the undersigned, pursuant to an employee benefit plan described in the preliminary prospectus included in the Registration Statement at the time of its effectiveness or pursuant to the agreements pursuant to which such Securities were issued, (g) any shares of Class A Common Stock acquired by the undersigned (x) in the open market after the completion of the public offering or (y) from the Underwriters in the public offering, (h) any transfer or sale of Securities by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement, (i) the sale by Douglas A. Cifu and Joseph Molluso of up to 392,116 and 88,303 shares, respectively, of Class A Common Stock or securities convertible into or exchangeable or exercisable for Class A Common Stock pursuant to a Rule 10b5-1 trading plan in existence prior to the First Time of Delivery; provided that any filings required under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership include an explanatory note that such sales were made pursuant to such person’s Rule 10b5-1 trading plan, or (j) the sale by each director of the Company (except Vincent Viola and Michael Viola) of up to an aggregate of 10,000 shares of Class A Common Stock during the Lock-Up Period.

In addition, notwithstanding the foregoing, (i) the undersigned may establish a Rule 10b5-1 trading plan during the Lock-Up Period, provided that no transactions thereunder are made until after expiration of the Lock-Up Period, and (ii) the restrictions in this Lock-Up Agreement do not apply to the withholding by, or transfer, sale or other disposition of Common Stock to, the Company or the LLC in connection with the “net” or “cashless” exercise of, or to satisfy the withholding tax obligations (including estimated taxes) of the undersigned in connection with the “net” or “cashless” exercise or vesting of, membership units, restricted stock, restricted stock units, incentive stock options or other stock-based awards.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities except in compliance with the foregoing restrictions.

Notwithstanding the foregoing, the undersigned shall be permitted to make transfers, sales, tenders or other dispositions of Undersigned’s Securities to a bona-fide third party pursuant to a tender or exchange offer for securities of the Company or the LLC or other transaction, including, without limitation, a merger, consolidation or other business combination, involving a Change in Control (as defined in the Company’s credit agreement) that, in each case, has been approved by the Board of Directors of the Company (including, without limitation, entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of the Undersigned’s Securities in connection with any such transaction, or vote any of the Undersigned’s Securities in favor of any such transaction), provided that all of the Undersigned’s Securities subject to this Lock-Up Agreement that are not so transferred, sold, tendered or otherwise disposed of remain subject to this Lock-Up Agreement; and provided, further, that it shall be a condition of transfer, sale, tender or other disposition that if such tender offer or other transaction is not completed, any of the Undersigned’s Securities subject to this Lock-Up Agreement shall remain subject to the restrictions herein.

Notwithstanding the foregoing, if (i) the closing of the public offering has not occurred prior to May 31, 2018, (ii) the Company earlier notifies the Representatives in writing that it does not intend to proceed with the public offering, (iii) the Underwriting Agreement (other than any provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, (iv) a request for withdrawal of the registration statement relating to the public offering is filed with the SEC or the Company otherwise makes a public announcement of the termination of the public offering or (v) the Representatives advise the Company in writing prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the public offering, this Lock-Up Agreement shall be of no further force or effect and the undersigned shall be released from all obligations hereunder.

Notwithstanding anything herein to the contrary, affiliates of the undersigned that have not separately signed a lock-up agreement may engage in brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage, principal investing and other similar activities conducted in the ordinary course of their affiliates’ business, other than with respect to Securities currently owned by the undersigned.  For the avoidance of doubt, it is acknowledged and agreed that (i) any entity in which any of the undersigned’s affiliated investment funds may now or in the future have an investment and (ii) any entity (other than the undersigned) on whose board of directors one or more of the undersigned’s officers may now or in the future serve, shall not be deemed subject to, or bound by, this Lock-Up Agreement, in part or in its entirety.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the public offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title